Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Report on Schedule 13D (including amendments thereto) with respect to the common stock of ConvergeOne Holdings, Inc., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such Report. Each party to this agreement agrees that this joint filing agreement may be signed in any number of counterparts.

In evidence whereof, the undersigned have executed this Joint Filing Agreement on this 5th day of March, 2018.

Clearlake Capital Partners III (Master), L.P.

By:	Clearlake Capital Partners III GP, L.P., its general partner

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Co-President

Clearlake Capital Partners III GP, L.P.

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Co-President

Clearlake Capital Partners, LLC

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Managing Partner

CCG Operations, LLC

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Manager

/s/ Behdad Eghbali
Behdad Eghbali

/s/ Jose E. Feliciano
Jose E. Feliciano